Exhibit 10.4

PREMIUM LETTER

August 19, 2010

Wells Fargo Bank, National Association

Sixth and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

AFS SenSub Corp.

2265 Renaissance Drive, Suite 17

Las Vegas, Nevada 89119

AmeriCredit Corp.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Re:	AmeriCredit Automobile Receivables Trust 2010-B (the “Trust”)

Ladies and Gentlemen:

This letter will confirm the agreement of AmeriCredit Corp. (the “Company”), AFS SenSub Corp. (the “Seller”), Wells Fargo Bank, National Association, as Trust Collateral Agent (as defined below), the Trust and Assured Guaranty Corp. (“Assured Guaranty”) that the following nonrefundable payments are to be made in connection with, and subject to, the closing of the above-described transaction and in consideration of the issuance by Assured Guaranty of its Financial Guaranty Insurance Policy (the “Policy”) in respect thereof. The amounts payable hereunder or under the Sale and Servicing Agreement (as defined below) to Assured Guaranty or any other specified party shall be nonrefundable without regard to whether Assured Guaranty makes any payment under the Policy or any other circumstances relating to $36,800,000 Class A-1 0.37690% Asset Backed Notes, $69,000,000 Class A-2 1.18% Asset Backed Notes and $94,200,000 Class A-3 2.49% Asset Backed Notes (collectively, the “Notes”) of the Trust or provision being made for payments of the Notes prior to maturity. Although the Premium (as defined below) is fully earned by Assured Guaranty as of the Closing Date, the Premium shall be payable in periodic installments as provided herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Sale and Servicing Agreement dated as of August 2, 2010 (the “Sale and Servicing Agreement”), among the Seller, the Trust, the Servicer and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent (the “Trust Collateral Agent”).

The payments payable pursuant to the terms hereof (except as otherwise noted) shall constitute the “Premium” referred to in that certain Insurance and Indemnity Agreement dated as of August 2, 2010 (the “Insurance Agreement”), among the Trust, Assured Guaranty, AmeriCredit Financial Services, Inc., as Servicer (the “Servicer”), AFS SenSub Corp., as Seller (the “Seller”) and the Company. This letter is the Premium Letter referred to in the Insurance Agreement. The obligations of the Company and the Seller hereunder constitute obligations of the Company and the Seller under the Insurance Agreement. Reference is also made to the Spread Account Agreement dated as of

August 2, 2010 (the “Spread Account Agreement”), among the Trust, Assured Guaranty and Wells Fargo Bank, National Association, as Trustee and Collateral Agent, which contains certain defined terms used herein. The obligations of the Trust Collateral Agent hereunder constitute the obligations of the Trust Collateral Agent under the Sale and Servicing Agreement.

EXPECTED CLOSING DATE: August 19, 2010

Payee	Amount	Type of Payment	Re:

Assured Guaranty	$50,000.00	Wire transfer	Premium

Assured Guaranty	$2,240.83	Wire transfer	Out-of-pocket Due Diligence Expenses

Assured Guaranty	$4,000.00	Wire transfer	Accountant’s Fees

Assured Guaranty	$46,046.36	Wire transfer	Legal Fees

Total:	$102,287.19

The Premium payable pursuant hereto shall be calculated and payable monthly in advance on the Distribution Date (as defined in the Sale and Servicing Agreement) in each month, and the payment on each such Distribution Date shall be in an amount equal to 4.1667 basis points (50 basis points per annum or 0.041667% per month) multiplied by the aggregate outstanding principal balance of the Notes outstanding on such date (after giving effect to payments of principal made on such date) (the “Note Balance” as of such date) provided that the initial payment of Premium shall be an amount, covering the period from August 19, 2010 through but excluding September 7, 2010 that is equal to $50,000.00. Such initial payment of Premium, together with the Out-of-pocket Due Diligence Expenses of Assured Guaranty, the Accountant’s Fees and the Legal Fees specified in the table above ($102,287.19 in the aggregate) shall be paid by the Company to Assured Guaranty on August 19, 2010 (the “Closing Date”).

For the purposes of calculating the Premium (including the Premium Supplement, if any) the Note Balance shall have the respective meanings specified above, except that the Note Balance shall not be reduced by distributions of principal made with proceeds of the Policy.

If an Event of Default occurs and is continuing under the Insurance Agreement, Assured Guaranty will be entitled on each Distribution Date to a Premium Supplement, in addition to the premium described in the second preceding paragraph, equal to 4.1667 basis points (50 basis points per annum or 0.041667% per month) multiplied by the Note Balance on such date (after giving effect to payments of principal made on such date).

PREMIUM LETTER

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Payments of Premium (including any Premium Supplement) shall be made by Federal funds wire transfers to Assured Guaranty with the following details specifically stated on the wire instructions, unless another account is designated to you in writing by a Managing Director of Assured Guaranty:

Bank: JPMorgan Chase Bank, National Association

ABA #: 021-000-021

For the Account of: Assured Guaranty Corp.

Account #: 910-2676450

Re: AmeriCredit Automobile Receivables Trust 2010-B

Policy Number: D-2010-78

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This letter may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which taken together shall constitute but one letter.

Very truly yours,

ASSURED GUARANTY CORP.

By:	/s/ Jorge Gana
Name:	Jorge Gana
Title:	Managing Director

Agreed to and accepted by:

AMERICREDIT CORP.

By:	/s/ Sheli D. Fitzgerald
	Name:	Sheli D. Fitzgerald
	Title:	Vice-President, Structured Finance

AFS SENSUB CORP.

By:	/s/ Susan B. Sheffield
	Name:	Susan B. Sheffield
	Title:	Executive Vice President, Structured Finance

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trust Collateral Agent

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

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AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-B

by WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Bethany J. Taylor
Name:	Bethany J. Taylor
Title:	Financial Services Officer

PREMIUM LETTER

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